UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported): October 8, 2009


                       SANTA FE FINANCIAL CORPORATION
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               (Exact name of registrant as specified in its charter)


        Nevada                        0-6877              95-2452519
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(State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                  File Number)       Identification No.)


    10940 Wilshire Blvd., Suite 2150, Los Angeles, CA          90024
    -------------------------------------------------         --------
       (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (310) 889-2500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a
             Related Audit Report or Completed Interim Review

         (1) On October 8, 2009, the Audit Committee of the Board of Directors of Santa Fe Financial Corporation ("Santa Fe" or the "Company") concluded, after consultation with management of the Company, and a review of the pertinent facts, that the Company's previously issued audited financial statements for the fiscal years ended June 30, 2008 and 2007 as contained in its Annual Report on Form 10-KSB for fiscal year ended June 30, 2008 should no longer be relied upon because of an error in such financial statements related to the accounting for the minority interest in a consolidated limited partnership, Justice Investors ("Justice" or the "Partnership") and the attribution of Partnership losses. The Audit Committee also concluded that the unaudited financial statements included in the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended September 30, 2006, December 31, 2006, March 31, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and
in its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2008, December 31, 2008 and March 31, 2009 should not be relied upon due to a similar error in those financial statements. The Company will restate its audited financial statements for the fiscal year ended June 30, 2008 in its Annual Report on Form 10-K for the fiscal year ended June 30, 2009 along with appropriate footnote disclosure for prior period adjustments as well as interim quarterly period information for the two most recently completed fiscal years. The Company expects to file its Form 10-K for fiscal year ended June 30, 2009 on October 13, 2009. Company does not intend to file separate amended annual and quarterly reports for the periods identified.

         (2) Santa Fe owns approximately 68.8% of Portsmouth Square, Inc. ("Portsmouth"), a public company (OTCBB: PRSI). The InterGroup Corporation ("InterGroup"), a public company (NASDAQ: INTG) owns approximately 76% of the common shares of Santa Fe and also owns approximately 11.7% of Portsmouth. The financial statements of Santa Fe and Portsmouth are consolidated with InterGroup. Portsmouth has a 50.0% limited partnership interest in Justice Investors, a California limited partnership, and serves as one of two general partners. The other general partner, Evon Corporation ("Evon"), served as the managing general partner of Justice until December 1, 2008, at which time the two general partners switched roles and Portsmouth became the managing general partner.

Santa Fe's principal business is the ownership and operation of real property. Its primary source of revenues is generated through Portsmouth's limited and general partnership interest in Justice. Justice owns a 544 room hotel property located at 750 Kearny Street, San Francisco, California 94108, known as the "Hilton San Francisco Financial District" (the "Hotel").

During 2004, the Partnership developed a business plan to terminate the lease of its San Francisco Hotel and to reposition the Hotel from a Holiday Inn to a full-service Hilton Hotel. Justice entered into a Franchise Agreement with Hilton Hotels in December 2004 that required extensive renovations to the Hotel before it could open as a Hilton. To make the necessary renovations, the Hotel was temporarily closed from May 2005 until a "soft opening" in January 2006. It was not until approximately June 2006, when the Hotel was able to fully ramp up operations, that it began generating positive cash flows. The total construction costs for the renovations were approximately $37 million. As a result of the renovation and repositioning of the Hotel, operating losses incurred during the temporary closure of the Hotel and the transition to a

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Hilton, increased depreciation and amortization expenses and partnership distributions from prior years, the Justice had an accumulated deficit in the limited partners' capital accounts as of June 30, 2006.


In July 2005, the Financial Accounting Standards Board (FASB) issued new guidance regarding consolidation of limited partnership interests. In accordance with the new guidance set forth in FASB Statement of Position (SOP) 78-9-1, Portsmouth had to apply the principles of accounting applicable for investments in subsidiaries due to its "kick out rights" and "substantive participating rights" arising from its limited and general partnership interests in Justice and the financial statements of Justice were consolidated with those of the Company, effective with the first reporting period of its fiscal year beginning July 1, 2006. In prior years, Portsmouth's interest in Justice was recorded on the equity basis since Portsmouth only had a 49.8% interest in Justice and was only one of two general partners.

Pursuant to the guidance set forth in FASB ARB No. 51, para. 15 "Consolidated Financial Statements-Minority Interests" when cumulative losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, such excess and any further losses applicable to the minority interest should be charged against the majority interest.

There is an exception to the general accounting guidance set forth in Paragraph 15 of ARB No. 51 that provides as follows:

       "When cumulative losses applicable to minority interests exceed the minority's interests in the subsidiary's capital, the excess should be charged against the majority interest and should not be reflected as an asset, except in rare cases when the minority shareholders have a binding obligation to make good on such losses. Subsequent profits earned by a subsidiary under such circumstances that are applicable to the minority interests should be allocated to the majority interest to the extent minority losses have been previously absorbed."

In consolidating Justice, the Company relied on the above exception to the general accounting guidance set forth in Paragraph 15 of ARB No. 51 based on the following factors:

       * Evon, as the managing general partner of Justice, has a joint legal obligation under California law to make good on the losses of the Partnership should the assets of Justice be insufficient to meet those obligations.

       * There are provisions in the Justice limited partnership agreement that would require certain minority interest holders to contribute the amount of any deficit in their partnership accounts to the Partnership which shall distribute such sum among the limited partners in the proportion their profit and loss percentages bear to each other.

       * The losses and the deficit at Justice were considered to be temporary in nature since the Hotel had been cash flow positive since June 2006 and, based on projections from its management company and industry experts, was expected to generate significant net income in the next five years.

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       * Based on appraisals and other market information, management believes that there is significant equity in the Hotel far in excess of the Partnership's debt and sufficient enough to reverse any partner's deficit on the books of Justice upon the sale of the Hotel.

Based on the above exception to the general accounting guidance and the other supporting factors, the Company recorded a minority interest asset of Justice Investors on its consolidated balance sheet for fiscal years ended June 30, 2008 and 2007. As of June 30, 2008, that minority interest asset was reported as $6,793,000. During those fiscal years, the Company only recorded its 50% share of the losses of Justice and attributed the balance of those losses to the minority interest.

The Company has concluded that its reliance on the exception to the general accounting guidance, and the assumptions made by management regarding the temporary nature of the losses and deficit at Justice and the sufficiency of the obligations of the minority interest holders to fund the accumulated deficit at Justice Investors, were incorrect. Contrary to management's belief, although the operations of the Hotel have been cash flow positive since June 30, 2006, the Partnership has continued to generate net losses and has not been able to reverse the deficit in its partners' equity account. In fact, under the current economic conditions, the Partnership deficit has continued to grow far in excess of whatever obligations the minority interest holders might have to fund that deficit. As a result, the Company has concluded that, pursuant to Paragraph 15 of ARB 51, the Company should not have recorded a minority interest asset of Justice on its balance sheets and should have absorbed 100% of the losses of Justice in its consolidated statements of operations rather than just the 50% attributable to its limited partnership interest.

In addition to the financial statement impact of these restatements, management acknowledges the implication of such errors on the effectiveness of the Company's internal control over financial reporting. The Company is currently evaluating those matters and will report the results of its evaluation in its Form 10-K for the fiscal year ended June 30, 2009.

       (c) The Audit Committee of the Board of Directors and Company management have discussed with the Company's independent registered public accounting firm, Burr, Pilger & Mayer, LLP, the matters disclosed in this filing pursuant to this Item 4.02(a).


ITEM 8.01 Other Events

Santa Fe shares office space with its parent company InterGroup and its subsidiary Portsmouth. Effective October 1, 2009, the Company, InterGroup and Portsmouth relocated their principal executive offices from 820 Moraga Drive, Los Angeles, CA 90049 to 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 20024. The Company believes that the Wilshire office is better suited for the Company's needs and will result in savings of administrative costs. The Company's general telephone number of (310) 889-2500 and its general fax number of (310) 889-2525 will remain the same.

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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SANTA FE FINANCIAL CORPORATION


Dated: October 9, 2009                   By  /s/ David T. Nguyen
                                             -----------------------------
                                             David T. Nguyen, Treasurer and
                                             Controller (Principal
                                             Accounting Officer)

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